UNANIMOUS WRITTEN CONSENT

IN LIEU OF MEETING

OF THE

BOARD OF DIRECTORS

OF

SITESTAR CORPORATION,

A Nevada corporation

Pursuant to the authority granted to the directors by the Nevada Revised Statutes and by the Bylaws of Sitestar Corporation (the Company) to take action by unanimous written consent without a meeting, the directors of the Company do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signatures hereunder.

ACCEPTANCE OF RESIGNATION OF DIRECTOR

WHEREAS, Julia Erhartic has tendered her resignation from the position of Secretary and Director effective October 15, 2013;

RATIFICATION OF ACTIONS

RESOLVED, that all actions taken by the Officers and Directors of the Company since the last meeting of the Directors be, and they are, ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Company.

IN WITNESS WHEREOF, the undersigned Directors constituting all of the Directors of the Company have executed this Unanimous Written Consent as of the 29th day of October, 2013.

/s/Frank R. Erhartic, Jr.

Frank R. Erhartic, Jr.

/s/ Daniel A. Judd

Daniel A. Judd